Exhibit 99.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333‑191605, 333-215518) and Form S-8 (Nos. 333-214401, 333-192800, 333-163480, 333-156444, 333-140691, 333-227913) of Great Elm Capital Group, Inc. of our report dated November 21, 2018 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement of the 2017 financial statements), relating to the financial statements of Northwest Medical, Inc. as of December 31, 2017, and for the year then ended, appearing in this Current Report on Form 8-K/A of Great Elm Capital Group, Inc.

/s/ Moss Adams LLP

Portland, Oregon

November 21, 2018